Exhibit 99.1

CareTrust REIT, Inc. Announces First Quarter 2015 Operating Results; Updates Guidance

Conference Call and Webcast Scheduled for May 13, 2015 at 10:00 am PT

San Clemente, CA – (Globe Newswire – May 12, 2015) – CareTrust REIT, Inc. (NASDAQ:CTRE) today reported operating results for the first quarter of 2015. Highlights included:

•	During and after the quarter, CareTrust deployed approximately $27.1 million to acquire two skilled nursing facilities, initiating two new net-lease tenant relationships in the process;

•	The company declared a regular quarterly dividend of $0.16 per common share to shareholders of record as of March 31, 2015;

•	Net income was $2.0 million, or $0.06 per diluted common share for the quarter ended March 31, 2015;

•	Normalized FFO or funds from operations was $7.6 million or $0.24 , and normalized FAD was $8.5 million or $0.27 per diluted common share for the quarter; and

•	After the quarter, CareTrust exercised a portion of the accordion feature on its current secured term revolving credit facility, which remains undrawn, increasing its immediate borrowing capacity to $200 million.

$27.1 Million in New Investments Announced; More Under Contract

The company reported approximately $27.1 million in capital deployment since the first of the year. Greg Stapley, CareTrust’s Chairman and Chief Executive Officer said, “Q1 was a modest quarter in terms of closings, but we have been busy vetting and putting several potential acquisitions under contract to lay the groundwork for a great year.” He noted that although pricing in some segments of the health facilities and seniors housing markets remains high, CareTrust’s “by operators, for operators” investment philosophy is producing a steady pipeline of potentially accretive opportunities.

Addressing the company’s near-term growth, Mr. Stapley added, “While yields across some of our target asset classes and markets remain fairly compressed, we continue to source deals at attractive, if not compelling, risk-adjusted returns.” He reported that the company currently has approximately $33.3 million in additional acquisitions under contract and in various stages of diligence.

Financial Results for the Quarter Ended March 31, 2015

Discussing financial results for the quarter, Chief Financial Officer Bill Wagner reported that the Company generated normalized FFO of $7.6 million or $0.24 per diluted common share, and normalized FAD of $8.5 million or $0.27 per diluted common share. Net income was $2.0 million, or $0.06 per diluted common share. Addressing quarter-over-quarter comparisons, Mr. Wagner cautioned that CareTrust’s revenue stream, expense structure and other factors changed markedly when the company was spun off from its former parent in June 2014, making prior-period comparisons difficult at best.

Current Liquidity

Mr. Wagner reported that, as of March 31, 2015, the Company had approximately $13.5 million in cash on hand. He also reported that CareTrust recently exercised a portion of the accordion feature on its senior secured term revolving credit line, which remains undrawn, increasing its immediate borrowing capacity to $200 million. The documentation for the increase included provisions that allow the company to temporarily exceed certain covenants during periods of high acquisitions, including the right to provide otherwise-required collateral subsequent to drawing for significant acquisitions.

Dividend Declared

The company declared a regular quarterly dividend of $0.16 per common share to shareholders of record as of March 31, 2015. Mr. Wagner noted that, on an annualized basis, the amount of the quarterly dividend represented a payout ratio of approximately 59% based on the midpoint of 2015 FAD guidance. “We believe that our current payout ratio places CareTrust among the most conservative of our industry peers, and provides meaningful assurances of our ability to pay a steady dividend over time,” he added.

Acquisition Pipeline

Since January 1, 2015, CareTrust closed two separate transactions, deploying approximately $27.1 million at a blended average initial cash yield of 9.59%. The investments were all made using cash on hand, and included:

•	Bethany Rehabilitation Center, a 170-bed skilled nursing facility in Lakewood, Colorado, for $17.95 million. CareTrust entered into a triple-net lease with Eduro Healthcare, LLC, a small but growing and well-regarded Utah-based skilled nursing and home health operator, which took over operations effective February 1, 2015. The Bethany investment provides an initial cash yield of 9.65% on EBITDAR lease coverage of 1.30x, producing initial annual lease revenue of $1.7 million.

•	Mira Vista Care Center, a 94-bed skilled nursing facility located in Mount Vernon, Washington, for $9.1 million. CareTrust entered into a triple-net lease with Five Oaks Healthcare, LLC, which took over operations effective April 1, 2015. The Mira Vista investment generates an initial cash yield of 9.50% on EBITDAR lease coverage of 1.26x, producing initial annual lease revenue of just over $865,000. The lease has an initial term of 15 years with two five-year extensions and CPI-based rent escalators.

Management reported that it has additional acquisition opportunities either under contract or bid out under competitive term sheets that collectively represent over $400 million in potential transactions for 2015. Management affirmed that the Company is actively working with a variety of owners, operators and brokers to source compelling opportunities to extend the CareTrust footprint nationwide.

Existing Portfolio

Management also reported that CareTrust’s portfolio with its principal tenant, The Ensign Group, Inc., which portfolio is comprised of approximately 80% skilled nursing and 20% seniors housing assets, has reported lease coverage through the fourth quarter of 2014 at 1.94x, on an EBITDAR basis. This represents an improvement from the approximately 1.85x coverage in place at the time of the spin-off.

CareTrust’s growing portfolio includes 104 properties in twelve states. Of the 104 properties CareTrust owns, 94 are net-leased to Ensign, seven are net-leased to other operators and three independent living facilities are operated by CareTrust subsidiaries.

2015 Guidance

CareTrust updated its previously-released guidance for 2015, projecting revenues of approximately $63.9 million exclusive of tenant reimbursements, approximately $24.0 million in interest expense, and $6.2 to $6.9 million in general and administrative expense. The Company also projected 2015 normalized FFO, normalized FAD and net income of $0.98 to $1.00, $1.08 to $1.10, and $0.28 to $0.30 per diluted common share, respectively. This guidance assumes diluted weighted average common shares outstanding of approximately 31.6 million and no additional acquisitions or dispositions, and reflects the effects of non-cash incentive compensation only to the extent issued to date.

Mr. Wagner noted that the Company plans to continue updating guidance quarterly, primarily to account for completed acquisitions and financings from quarter to quarter.

Conference Call

A live webcast will be held on Wednesday, May 13, 2015, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), during which CareTrust’s management will discuss the Company’s first quarter 2015 results. To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com/. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 15, 2015.

About CareTrustTM

CareTrust REIT, Inc. is a publicly-traded real estate investment company that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 104 healthcare and seniors housing properties in twelve states, 101 of which are net-leased and three of which are self-managed, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at http://www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding future financing plans, business strategies, growth prospects and operating and financial performance; expectations regarding the making of distributions and the payment of dividends; and compliance with and changes in governmental regulations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on Management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Management believes that the assumptions underlying the forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that their expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off and to successfully conduct the Company’s business following the spin-off; (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off, including the Ensign Master Leases, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to (a) comply with laws, rules and regulations in the operation of the properties the Company leases to them, and (b) renew their leases with the Company upon expiration, or in the alternative, (c) the Company’s ability to reposition and re-let the Company’s properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that the Company may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to qualify or maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in this report and any included in the section entitled “Risk Factors” in Item 1A of Part II of the Company’s most recently filed Form 10-Q.

Forward-looking statements speak only as of the date made, whether in this press release or the related conference call and webcast. Except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact Information

CareTrust REIT, Inc. (949) 542-3132, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2015	December 31, 2014
Assets
Real estate investments, net	$448,841	$436,215
Other real estate investments	7,755	7,532
Cash and cash equivalents	13,594	25,320
Accounts receivable	2,011	2,291
Prepaid expenses and other assets	713	809
Deferred financing costs, net	9,872	10,405

Total assets	$482,786	$482,572

Liabilities and Equity
Senior unsecured notes payable	$260,000	$260,000
Mortgage notes payable	97,520	98,205
Accounts payable and accrued liabilities	9,400	6,959
Dividends payable	5,050	3,946

Total liabilities	371,970	369,110

Equity:
Common stock	314	313
Additional paid-in capital	246,406	246,041
Cumulative distributions in excess of earnings	(135,904)	(132,892)

Total equity	110,816	113,462

Total liabilities and equity	$482,786	$482,572

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$14,842	$11,023
Tenant reimbursement	1,258	1,262
Independent living facilities	635	587
Interest and other income	223	—

Total revenues	16,958	12,872

Expenses:
Depreciation and amortization	5,599	6,199
Interest expense	5,901	3,327
Property taxes	1,258	1,262
Independent living facilities	602	543
General and administrative	1,560	1,904

Total expenses	14,920	13,235

Income (loss) before provision for income taxes	2,038	(363)
Provision for income taxes	—	37

Net income (loss)	$2,038	$(400)

Earnings (loss) per common share:
Basic	$0.06	$(0.02)

Diluted	$0.06	$(0.02)

Weighted average shares outstanding:
Basic	31,317	22,168

Diluted	31,317	22,168

CARETRUST REIT, INC.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$2,038	$(400)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,599	6,199
Amortization of deferred financing costs and debt discount	547	205
Amortization of stock-based compensation	366	—
Non-cash interest income adjustments	(223)	—
Change in operating assets and liabilities:
Accounts receivable	(42)	6
Accounts receivable due from related party	322	—
Prepaid expenses and other assets	50	(180)
Accounts payable and accrued liabilities	2,398	(1,513)

Net cash provided by operating activities	11,055	4,317

Cash flows from investing activities:
Acquisition of real estate	(17,499)	—
Improvements to real estate	(74)	—
Purchases of equipment, furniture and fixtures	(63)	(12,675)
Escrow deposit for acquisition of real estate	(500)	—

Net cash used in investing activities	(18,136)	(12,675)

Cash flows from financing activities:
Payments on the mortgage notes payable	(685)	(1,849)
Payments of deferred financing costs	(14)	—
Dividends paid on common stock	(3,946)	—
Net contribution from Ensign	—	10,239

Net cash (used in) provided by financing activities	(4,645)	8,390

Net (decrease) increase in cash and cash equivalents	(11,726)	32
Cash and cash equivalents beginning of period	25,320	895

Cash and cash equivalents end of period	$13,594	$927

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

		Interest Rate/	Maturity	March 31, 2015
Debt	Collateral	Spread	Date	Balance
Fixed Rate Debt
Senior unsecured notes payable	Unsecured	5.875%	2021	$260,000
GECC mortgage notes payable (1)	10 properties	7.252%	2017	47,212
Mortgage note payable	1 property	6.000%	2019	533

				307,745

Floating Rate Debt
GECC mortgage notes payable (1)	10 properties	L + 3.35%	2017	49,775
Senior secured revolving credit facility (2)	11 properties	L + 2%-2.5%	2018	—

				49,775

Total Debt				$357,520

Debt Statistics
% Fixed Rate Debt				86.1%
% Floating Rate Debt				13.9%

Total				100.0%

Weighted Average Interest Rates:
Fixed				6.1%
Floating				3.9%
Blended				5.8%

(1)	The fixed rate portion of the GECC mortgage notes payable converts to the floating rate in June 2016. The floating rate portion is subject to a Libor floor of 0.50%. The note has two, 12 month extension options.
(2)	Borrowings available under the senior secured revolving credit facility totaled $84.2 million at March 31, 2015. Funds can also be borrowed at the Base Rate (as defined) plus 1.0% to 1.5%.

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	One Month	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Revenues:
Rental income	$4,667	$14,000	$14,139	$14,842
Tenant reimbursement	396	1,228	1,230	1,258
Independent living facilities	211	646	663	635
Interest and other income	—	10	45	223

Total revenues	5,274	15,884	16,077	16,958

Expenses:
Depreciation and amortization	1,794	5,362	5,369	5,599
Interest expense	1,967	5,943	5,900	5,901
Property taxes	396	1,228	1,230	1,258
Acquisition costs	—	—	47	—
Independent living facilities	161	586	559	602
General and administrative	500	798	2,342	1,560

Total expenses	4,818	13,917	15,447	14,920

Net income	$456	$1,967	$630	$2,038

Diluted earnings per share	$0.02	$0.09	$0.03	$0.06

Diluted weighted average shares outstanding	22,436	22,436	24,586	31,317

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	One Month	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015
Net income	$456	$1,967	$630	$2,038
Depreciation and amortization	1,794	5,362	5,369	5,599
Interest expense	1,967	5,943	5,900	5,901
Amortization of stock-based compensation	—	—	154	366

EBITDA	4,217	13,272	12,053	13,904
Acquisition costs	—	—	47	—
Costs associated with the Spin-Off	254	30	168	—

Adjusted EBITDA	$4,471	$13,302	$12,268	$13,904

Net income	$456	$1,967	$630	$2,038
Real estate related depreciation and amortization	1,794	5,362	5,365	5,593

Funds from Operations (FFO)	2,250	7,329	5,995	7,631
Acquisition costs	—	—	47	—
Costs associated with the Spin-Off	254	30	168	—

Normalized FFO	$2,504	$7,359	$6,210	$7,631

Net income	$456	$1,967	$630	$2,038
Real estate related depreciation and amortization	1,794	5,362	5,365	5,593
Amortization of deferred financing costs	175	533	553	547
Amortization of stock-based compensation	—	—	154	366

Funds Available for Distribution (FAD)	2,425	7,862	6,702	8,544
Acquisition costs	—	—	47	—
Costs associated with the Spin-Off	254	30	168	—

Normalized FAD	$2,679	$7,892	$6,917	$8,544

FFO per share	$0.10	$0.33	$0.24	$0.24

Normalized FFO per share	$0.11	$0.33	$0.25	$0.24

FAD per share	$0.11	$0.35	$0.27	$0.27

Normalized FAD per share	$0.12	$0.35	$0.28	$0.27

Diluted weighted average shares outstanding (1)	22,436	22,436	24,586	31,420

(1)	For the quarter ended March 31, 2015, the diluted weighted average shares includes unvested restricted stock awards as the effect is more dilutive.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Guidance 2015
	Low	High
Net income per share	$0.28	$0.30
Real estate related depreciation and amortization	0.70	0.70

Funds from Operations (FFO) per share	0.98	1.00

Normalized FFO per share	$0.98	$1.00

Net income per share	$0.28	$0.30
Real estate related depreciation and amortization	0.70	0.70
Amortization of deferred financing costs	0.07	0.07
Amortization of stock-based compensation	0.03	0.03

Funds Available for Distribution (FAD) per share	1.08	1.10

Normalized FAD per share	$1.08	$1.10

Weighted average shares outstanding:
Diluted	31,565	31,565

Discussion of Non-GAAP Financial Measures

EBITDA represents net income before interest expense, amortization of deferred financing costs and stock-based compensation, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, and gains or losses on the sale of real estate. EBITDA and Adjusted EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Adjusted EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to EBITDA and Adjusted EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. FAD is useful in analyzing the portion of cash flow that is available for distribution to shareholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

In addition, the Company reports normalized FFO and normalized FAD, which adjusts FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off, impairments, gains or losses on the sale of real estate and other non-recurring expenses and unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements. Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that the use of EBITDA, Adjusted EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Adjusted EBITDA useful in understanding of the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. Additionally, as a liquidity measure, the Company believes that EBITDA can help investors analyze the company’s ability to meet its interest payments on outstanding debt. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.